UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            June 29, 2007

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

27500 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Former name or former address if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR      240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)                                 This Form 8-K/A supplements the current reports on Form 8-K filed by InFocus Corporation (the “Company”) on June 7, 2007 and April 19, 2007 (the “Current Reports”).  In the Current Reports, the Company announced the appointments of John D. (J.D.) Abouchar, Bruce I. Berkoff, Robert B. Ladd and Bernard T. Marren to its Board of Directors (the “Newly Appointed Directors”).  At the time the Current Reports were filed, it had not been determined on which committees of the Board of Directors the Newly Appointed Directors would serve.

On June 29, 2007 the Board of Directors appointed each of the Newly Appointed Directors to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  Mr. Abouchar was appointed as Chairman of the Audit Committee and Mr. Berkoff was appointed as Chairman of the Nominating and Corporate Governance Committee.

Other than as supplemented hereby, the Current Reports remain unchanged and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007	INFOCUS CORPORATION

	By:	/s/ Mark H. Perry
Mark H. Perry
Interim Chief Financial Officer
(Principal Financial Officer)